                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the consolidated financial statements and schedule of Journal Communications, Inc. dated January 28, 2003 and our report on the balance sheet of The Journal Company dated July 9, 2003, both included in the Amendment No. 6 to the Registration Statement (Form S-1) (Reg. No. 333-105210) and related Prospectus of The Journal Company for the registration of shares of its Class A Common Stock.

                                                /s/ Ernst & Young LLP

Milwaukee, WI
September 15, 2003